Exhibit 10.2

Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. – Page 1
LEASE AGREEMENT
     THIS LEASE AGREEMENT (the “Lease”) is dated as of April 25, 2008, between ARE-MA REGION NO. 35, LLC, a Delaware limited liability company (“Landlord”), and MOLECULAR INSIGHT PHARMACEUTICALS, INC., a Massachusetts corporation (“Tenant”).

Address:	101 Rogers Street, Cambridge, Massachusetts 02142

Premises:	That portion of the building commonly known and numbered as 101 Rogers Street, Cambridge, Massachusetts (the
“Building”), which portion contains 19,750 rentable square feet (11,950 rentable square feet on the fourth floor of the Building and 7,800 rentable square feet on the second floor of the Building), as determined by Landlord, as shown on Exhibit A.

Project:	The real property on which the Building is located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	$55,308.33, per month until April 1, 2009 (it being agreed, however, that Base Rent for the second full calendar month of the Term shall be $33,858.33); $56,959.17 from April 1, 2009 until March 31, 2010

Rentable Area of Project:	58,242 sq. ft.

Tenant’s Share:	33.91%

Base Year:	The 2008 Tax Year ending June 30, 2008.

Security Deposit:	$57,604.17

Commencement Date:	The earlier of the date Tenant first occupies the Premises for business purposes or April 16, 2008.

Term:	Beginning on the Commencement Date and ending March 31, 2010.

Permitted Use:	Office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 6 hereof.

Address for Rent Payment:	Landlord’s Notice Address:	Tenant’s Notice Address:
P.O. Box 79840 Baltimore, MD 21279-0840	385 East Colorado Boulevard Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary Facsimile: (626) 578-0770	160 Second Street Cambridge, MA 02142 Attention: Heather Preis, Senior Manager of Facilities Facsimile: (617) 492-5664
     1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project that are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas.
     2. Delivery; Acceptance of Premises; Commencement Date; Extension and Termination Rights.
     (a) Delivery; Acceptance of Premises; Commencement Date. On or before April 16, 2008 (the “Target Commencement Date”) Landlord shall deliver the Premises to Tenant for the conduct

Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 2
of Tenant’s business broom clean, unoccupied, free of debris and personal property of others, with the carpeting in the portion of the Premises located on the fourth floor of the Building steam-cleaned (“Delivery” or “Deliver”). If Landlord fails to so Deliver the Premises on or before the Target Commencement Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease may be terminated by Tenant by facsimile notice to Landlord within 2 business days of the Target Commencement Date, and if so terminated by Tenant: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.
     Effective as of the date of Delivery of the Premises: (i) Tenant shall accept the Premises in their condition as of such date, subject to all applicable Legal Requirements (as defined in Section 6 hereof); (ii) Landlord shall have no obligation for any defects in the Premises (but nothing contained in this clause (ii) shall relieve Landlord from its obligations to make repairs pursuant to Section 11); and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time of Delivery.
     Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.
     (b) Tenant’s Work. Landlord shall use reasonable efforts to make the Premises available to Tenant for Tenant’s Work under the Work Letter attached hereto as Exhibit E (the “Work Letter”) within 5 days of full execution of this Lease and Tenant’s delivery of evidence of the insurance required hereby and by the Work Letter. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease.
     (c) Early Access. Prior to the Commencement Date, Tenant shall have access to the Premises solely for the purposes of preparing the Premises for its occupancy, including installing furniture and telephone and data cabling; provided, however, that in exercising such right of early access Tenant shall be subject to all of the terms and conditions of this Lease, except for the obligation to pay Base Rent as long as Tenant does not operate its business in the Premises. Notwithstanding anything to the contrary, in the event that Tenant operates is business in the Premises, the Commencement Date shall be deemed to have occurred and, in addition to performance of all the other obligations of Tenant under this Lease, Tenant shall be obligated to pay Base Rent from and after such date.
     (d) Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:
          (i) Extension Rights. Tenant shall have 2 consecutive rights (each an “Extension Right”) to extend the term of this Lease for 6 months (each an “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise the Extension Right at least 60 days prior, and no earlier than 120 days prior, to the expiration of the original Term of the Lease. Upon the commencement of any Extension Term, Base Rent shall be payable at a rate per annum equal to the sum of (A) $1.00 per rentable square foot of the Premises plus (B) the annual Base Rent rate payable as of the date immediately preceding the commencement of the Extension Term. Notwithstanding the foregoing, Landlord may inform Tenant, within 30 days of receipt of an exercise of an Extension Right that the Building is scheduled to undergo demolition, substantial

Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 3
renovation or use change in which case such exercise of the Extension Right shall be null and void and the Term shall expire without addition thereto of any portion of the Extension Term referred to therein.
          (ii) Rights Personal. The Extension Right is personal to Tenant and not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, if any.
          (iii) Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right:
               (1) during any period of time that Tenant is in Default under any provision of this Lease; or
               (2) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 6 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.
          (iv) No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.
          (v) Termination. The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, Tenant fails to timely cure any default by Tenant under this Lease, whether or not such default is cured.
     3. Base Rent.
     (a) The first month’s Base Rent and the Security Deposit shall be due and payable on, and Tenant shall deliver the certificate(s) of insurance as required under Section 14 simultaneously with, delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above. Payments of Base Rent for any fractional calendar month shall be prorated. If the Commencement Date is other than the first day of a calendar month, the difference between the first full calendar month’s Base Rent paid upon delivery of an executed copy of this Lease by Tenant to Landlord as required above, and the prorated Base Rent for the fractional month in which the Commencement Date occurs, shall be applied by Landlord to such first full calendar month after the Commencement Date. Tenant shall have no right at any time to abate, reduce, or set-off any Rent due hereunder.
     (b) In addition to Base Rent, Tenant agrees to pay as additional rent (“Additional Rent”) (i) to the applicable outside utility provider, all costs and charges for electricity for the Premises, which electricity shall be separately metered, (ii) to Landlord, Tenant’s Share of “Excess Taxes” (as defined in Section 4), and (iii) to Landlord, any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period. Tenant’s obligations to pay Base Rent and Additional Rent hereunder are collectively referred to herein as “Rent”.
     4. Taxes Payment.
     (a) Landlord shall deliver to Tenant a written estimate of Taxes for each calendar year during the Term commencing on or after January 1, 2009 (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. During each month of the Term ending on or after the first anniversary of the Commencement Date, on the same date that Base Rent is due, Tenant shall

Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 4
pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated. The term “Excess Taxes” means Taxes for the applicable year in excess of Taxes for the Base Year.
     (b) Subject to Tenant’s payment obligations described above, Landlord shall pay all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.
     5. Security Deposit. The Security Deposit shall be held by Landlord without obligation for interest thereon as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 16), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Section 5. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. The Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 5
     6. Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and the use and occupancy thereof (collectively, “Legal Requirements”). Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.
     7. Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term, as the same may be extended pursuant to Section 2(d), without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 200% of the Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
     8. Parking. This Lease does not contain or create any parking rights or privileges on the Project or any other property.
     9. Utilities, Services. Landlord shall provide, subject to the terms of this Section 9, utilities to the Premises (“Utilities”). Tenant shall pay, (a) prior to delinquency, directly to the outside utility provider, for electricity as provided in Section 3(b) and (b) directly to Landlord, within 30 days of invoice, as Additional Rent, Tenant’s proportionate share (as reasonably determined by Landlord) of the cost of electricity and natural gas for heating and air conditioning of the Building. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.
     10. Alterations. Tenant shall not make any alterations, additions, or improvements to the Premises of any kind whatsoever, except that Tenant may construct nonstructural alterations in the Premises without Landlord’s prior approval if the aggregate cost of such work does not exceed $10,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration and such notice shall be accompanied by plans and specification and other information as may be reasonably requested by Landlord. Tenant shall cause, at its sole cost and expense, any Alterations to comply with insurance requirements and with Legal Requirements. Tenant shall reimburse Landlord for and indemnify and hold Landlord harmless from, any expenses incurred by Landlord by reason of faulty work by Tenant or its contractors or inadequate cleanup. Any such work shall be completed free and clear of liens, and Tenant shall provide (and cause its contractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alterations.
     11. Landlord’s Repairs. Landlord shall maintain all of the Project and the Premises in working repair, reasonable wear and tear and uninsured losses, damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”), fire or other casualty and condemnation excluded and shall provide commercially customary reasonable cleaning of the Premises and the common areas of the Building each business day. In recognition of the short term nature of this Lease, Landlord shall have the right to provide limited repairs to maintain the Building structural components, equipment and systems in lieu of replacement thereof. Landlord shall repair losses and damages caused by Tenant or any of Tenant Parties at Tenant’s sole cost and expense. Landlord reserves the right to stop utilities or other building system services when necessary

Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 6
upon 2 business days’ prior written notice, except in an emergency, when no prior notice is required. Landlord shall have no responsibility or liability for failure to provide utilities or supply other building system services during any such period of interruption; provided, however, that Landlord shall give Tenant 24 hours advance notice of any planned stoppage of utilities building system services for routine maintenance, repairs, alterations or improvements by Landlord. As provided in Section 27, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance.
     12. Liens. Tenant shall discharge, by bond or otherwise, any liens filed against the Premises or against the Project arising out of work performed or claimed to have been performed, materials furnished or claimed to have been or obligations incurred or claimed to have been incurred by Tenant within 10 days after the filing thereof, at Tenant’s sole cost.
     13. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or negligence of Landlord or its agents, servants, employees, invitees or contractors. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records) kept within the Premises. Tenant further waives any and all claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.
     14. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 100% of such full replacement cost. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).
     Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises.
     The commercial general liability insurance policy shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors, as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured shall be delivered to Landlord by Tenant upon commencement of the

Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 7
Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.
     In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.
     The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Notwithstanding the provisions of Section 13, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.
     15. Condemnation and Casualty. If at any time during the Term the Premises are in whole or in part (i) materially damaged or destroyed by a fire or other casualty or (ii) taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking”), this Lease shall, at the written election of Landlord or Tenant, terminate as of the date of such damage, destruction or Taking. Any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any such damage, destruction or Taking, the parties hereto expressly agreeing that this Section sets forth their entire understanding and agreement with respect to such matters. Upon any fire or other casualty or Taking, Landlord shall be entitled to receive the entire proceeds of the insurance maintained by Landlord and the entire price or award from any such Taking without, in either case, any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such proceeds or award.
     16. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:
     (a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.
     (b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

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     (c) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein.
     (d) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 16, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.
Any notice given under Section 16(c) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.
     17. Landlord’s Remedies.
     (a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.
     (b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
     (c) Other Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have all rights and remedies provided at law or in equity.
     18. Assignment and Subletting. Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. Notwithstanding the foregoing, upon 30 days prior written notice to Landlord but without obtaining Landlord’s prior written consent and provided that any assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment: (i) Tenant shall have the right to assign this Lease or sublease all or any part of the Premises to any entity controlling, controlled by or under common control with Tenant, provided that Landlord shall have the right to approve the form of any such sublease or assignment; and (ii) Tenant shall have the right to assign this Lease, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.

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     19. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver an estoppel certificate on any form reasonably requested by a proposed lender or purchaser.
     20. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
     21. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.
     22. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit C. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.
     23. Subordination. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments confirming such subordination and/or attornment as shall be requested by any such Holder.
     24. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”), broom clean, ordinary wear and tear and casualty loss and condemnation covered by Section 15 excepted.
     Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 26 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.
     25. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 10
     26. Environmental Requirements.
     (a) Prohibition/Compliance/Indemnity. Except for Hazardous Material (as herinafter defined) contained in products customarily used by tenants in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, used, stored handled, treated, generated in or about, or released or disposed from, the Premises or the Project without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. Tenant, at its sole cost and expense, shall operate its business in strict compliance with all Environmental Requirements and shall remove or remediate any Hazardous Materials released on or from the Project by Tenant or any Tenant party. Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of any breach of Tenant’s obligations with respect to Hazardous Materials or any contamination in the Premises during the Term. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property so caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.
     (b) Tenant’s Obligations. Tenant’s obligations under this Section 26 shall survive the expiration or earlier termination of the Lease.
     (c) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
     27. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure. TENANT’S SOLE REMEDY FOR ANY BREACH OR DEFAULT BY

Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 11
LANDLORD HEREUNDER SHALL BE TO TERMINATE THE LEASE AND TENANT HEREBY, TO THE MAXIMUM EXTENT POSSIBLE, KNOWINGLY WAIVES THE PROVISIONS OF ANY LAW, NOW OR HEREAFTER IN FORCE WHICH PROVIDE ADDITIONAL OR OTHER REMEDIES TO TENANT AS A RESULT OF ANY BREACH BY LANDLORD HEREUNDER OR UNDER ANY SUCH LAW OR REGULATION.
     28. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 2 business days’ advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, or for any other business purpose.
     29. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
     30. Brokers, Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker) in connection with this transaction and that no Broker brought about this transaction other than CB Richard Ellis, whose commission shall be paid by Landlord pursuant to a separate agreement. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 30, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
     31. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 12
     32. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.
     33. Signs; Exterior Appearance. Tenant shall not: (i) attach anything at any time to any outside wall of the Project, (ii) use any window coverings or sunscreen other than Landlord’s standard window coverings, (iii) place any articles on the window sills, (iv) place any items on any exterior balcony, or (v) paint, affix or exhibit any signs or any kind in the Premises which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be provided by Landlord at Tenant’s sole cost and expense.
     34. Miscellaneous.
     (a) Notices. Except as otherwise provided herein, all notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, confirmed receipt by facsimile or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
     (b) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.
     (c) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.
     (d) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
     (e) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
     (f) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
     (g) Time. Time is of the essence as to the performance of Tenant’s and Landlord’s obligations under this Lease.
     (h) Force Majeure. Landlord shall not responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of

Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 13
permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord.
     (i) Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term and (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term; provided, however, that if Tenant remains a publicly traded company, delivery of Tenant’s periodic filings timely made with the Securities and Exchange Commission shall be deemed to satisfy these requirements.
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Short Form Office Lease	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 14
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

MOLECULAR INSIGHT PHARMACEUTICALS, INC.,
a Massachusetts corporation

By:	/s/ Donald E. Wallroth
Name:	Donald E. Wallroth
Its:	CFO

LANDLORD:

ARE-MA REGION NO. 35, LLC, a Delaware limited
liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a
Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland
corporation, general partner

		By:	/s/ Jackie Clem
		Name:	Jackie Clem
		Its:	VP. RE Legal Affairs

Acknowledgment of Commencement Date	101 Rogers Street, Cambridge, MA Molecular Insight Pharmaceuticals, Inc. — Page 1
ACKNOWLEDGMENT OF COMMENCEMENT DATE
     This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this ___day of March, 2008 between ARE-MA REGION NO. 35, LLC, a Delaware limited liability company (“Landlord”), and MOLECULAR INSIGHT PHARMACEUTICALS, INC., a Massachusetts corporation (“Tenant”), and is attached to and made a part of the Lease dated ___, 2008 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
     Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Term of the Lease is , 2008 and the termination date of the Term of the Lease shall be midnight on March 31, 2010 unless Tenant is entitled to an Extension Right and the Extension Right is timely and properly executed by Tenant.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

MOLECULAR INSIGHT PHARMACEUTICALS, INC.,
a Massachusetts corporation

By:	/s/ Donald E. Wallroth
Its:	CFO
Name:	Donald E. Wallroth

LANDLORD:

ARE-MA REGION NO. 35, LLC, a Delaware limited
liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited liability company

	By:	ARE-QRS CORP., a Maryland
corporation

		By:	/s/ Jackie Clem
		Name:	Jackie Clem
		Its:	VP. RE Legal Affairs